Exhibit 10.3

SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT (the “Agreement”), made as of October 7, 2013 (the “Effective Date”), is entered into by GeNO LLC, a Delaware limited liability company (the “Company”), and Anthony Loumidis, an individual residing at Address (the “Employee”).

WHEREAS, the parties wish to establish in advance the terms of the Employee’s severance arrangement in the event that the Employee’s employment with the Company is terminated under specified circumstances.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, the parties agree as follows:

1.    Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

1.1     “Cause” shall mean (a) a good faith finding by the Board (i) of repeated and willful failure of the Employee after written notice to perform his reasonably assigned duties for the Company where such duties are commensurate with the Employee’s position, or (ii) that the Employee has engaged in dishonesty, gross negligence or misconduct, which dishonesty, gross negligence or misconduct has had a substantial adverse effect on the Company; (b) the conviction of the Employee of, or the entry of a pleading of guilty by the Employee to, any felony; or (c) a breach by the Employee of any material provision of his Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement (the “Obligations Agreement”), which failure, act of dishonesty, gross negligence, misconduct or breach, in the case of clauses (a) and (c), is not cured within ten (10) days after written notice thereof or which failure, act of dishonesty, gross negligence, misconduct or breach, in the case of clauses (a) and (c), the Board determines in good faith is not curable.

1.2     “Good Reason” for termination shall exist upon (a) mutual written agreement by the Employee and the Company that Good Reason exists; or (b) without the prior written consent of the Employee, (i) a change by the Company in the location at which the Employee performs his principal duties for the Company to a location not on the East Coast of the United States; (ii) a reduction of the Employee’s total annual compensation (other than in connection with, and substantially proportionate to, reductions by the Company of the total annual compensation of its key employees generally); or (iii) a significant diminution in the Employee’s position, authority or responsibilities.

1.3     “Disability” shall mean the Employee’s absence from the full-time performance of the Employee’s duties with the Company for at least 180 days in any twelve-month period as a result of incapacity due to mental or physical illness.

1.4     “Severance Period” shall mean the period of (a) twelve (12) months immediately following the effective date of termination of employment minus (b) the number of months that the Employee continued to be employed by the Company after the Sale Date.

1.5     “Sale” shall mean (a) the sale of the Company by merger in which the members of the Company in their capacity as such no longer own a majority of the outstanding equity interests of the Company (or its successor); (b) any sale of all or substantially all of the assets of the Company (other than in a spin-off or similar transaction); (c) any sale in one transaction or a series of related transactions of more than fifty percent (50%) of the outstanding equity interests of the Company (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the equity interests immediately prior to such transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the outstanding equity interests of the resulting, surviving or acquiring corporation in such transaction); or (d) any other acquisition of the business of the Company, as determined by the Board of Directors.

1.6     “Sale Date” shall mean the first date on which a Sale occurs.

2.    Benefits to Employee.

2.1     Payments Upon Termination. In the event the Employee’s employment with the Company is terminated on or after the Sale Date by the Employee for Good Reason or by the Company (other than for Cause, Disability or death), then during the Severance Period the Company shall (a) continue to pay to the Employee his then-current monthly base salary preceding the date of termination (the “Severance Payment”) and (b) continue to provide to the Employee the health and disability benefits provided to him (to the extent such benefits can be provided to non-employees, or to the extent such benefits cannot be provided to non-employees, then the cash equivalent thereof). Notwithstanding the foregoing, if the Employee becomes re-employed with another employer, or if the Employee receives cash compensation as an independent consultant, then (x) the Company shall deduct from the monthly base salary payment the amount paid to the Employee as cash compensation by the new employer or otherwise received by the Employee as an independent consultant and (y) if the Employee is eligible to receive substantially equivalent health insurance benefits from the new employer on terms at least as favorable to the Employee and his family as those being provided by the Company, the Company shall no longer be required to provide those particular benefits to the Employee and his family.

2.2     Release. The obligation of the Company to make the payments and provide the benefits to the Employee under Section 2.1 shall (a) be conditioned upon (i) the execution by the Employee of a release of claims in a form reasonably acceptable to the Company and the Employee and (ii) the Employee’s compliance with the material provisions of the Obligations Agreement, and (b) constitute the sole remedy of the Employee in the event of a termination of the Employee’s employment in the circumstances set forth in Section 2.1.

3.     Not an Employment Contract. The Employee acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Employee as an employee and that this Agreement does not prevent the Company or the Employee from terminating his employment at any time.

4.    Miscellaneous.

4.1     Notices. Any notices delivered under this Agreement shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next-business day delivery via a reputable nationwide overnight courier service, in each case to the address to the Company, at 45 First Ave., Waltham, MA 02451; and to the Employee at the Employee’s address indicated on the signature page hereto (or to such other address as either the Company or the Employee may have furnished to the other in writing in accordance herewith).

4.2     Entire Agreement; Waivers. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

4.3     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof).

4.4     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business.

4.5     Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

4.6     Withholding. All payments provided for under this Agreement shall be subject to applicable withholding taxes.

4.7     Employee’s Acknowledgements. The Employee acknowledges that he: (a) has read this Agreement; (b) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Employee’s own choice or has voluntarily declined to seek such counsel; and (c) understands the terms and consequences of this Agreement.

[the next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

GENO LLC

By:	/s/ Kurt A. Dasse
Name: Kurt A. Dasse
Title: President and CEO

EMPLOYEE:

/s/ Anthony Loumidis
Name: Anthony Loumidis
Address: Address